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                                                                   EXHIBIT 23.11


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Clear Channel Communications, Inc. of our report dated 5 March 1998 (except as to the information presented in Note 29, for which the date is 13 August 1998) relating to the consolidated financial statements of More Group Plc. appearing in the Current Report on Form 8-K of Clear Channel Communications, Inc. filed on 10 July 1998, as amended by Form 8-K/A filed on 4 September 1998.


Price Waterhouse
Chartered Accountants and Registered Auditors
London, England
February 23, 1999